UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-222231	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, 3rd Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02. Unregistered Sales of Equity Securities.

On January 4, 2019, Nuveen Global Cities REIT, Inc. (the “Company”) sold 125 shares of 12.0% Series A cumulative non-voting preferred stock of the Company, $0.01 par value per share (“Series A Preferred Stock”), at a purchase price of $1,000 per share, for aggregate gross proceeds of $125,000. Commissions of $6,250 were paid in connection with the offering of Series A Preferred Stock.

The offering of Series A Preferred Stock was effected by the Company for the purpose of having at least 100 stockholders to satisfy one of the qualifications the Company must meet in order to qualify as a real estate investment trust under the Internal Revenue Code, as amended.

The offering of Series A Preferred Stock was made in reliance from an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, the offering was made and shares sold only to persons who qualify as “accredited investors” as such term is defined in Rule 501(a) of Regulation D.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the offering of Series A Preferred Stock, the Company adopted Articles Supplementary to its Articles of Amendment and Restatement (“Articles Supplementary”), which such Articles Supplementary became effective on January 2, 2019 upon filing with the Maryland State Department of Assessments and Taxation. The Articles Supplementary set forth the rights, preferences and privileges of the Series A Preferred Stock.

Holders of the Series A Preferred Stock are entitled to a cumulative preferred dividend, payable semiannually, in an amount equal to 12.0% per annum of the $1,000 purchase price per share plus any accrued and unpaid dividends. In the event of any dissolution, liquidation or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive pro rata in cash out of the assets of the Company legally available therefor, before any distributions of the assets may be made to the holders of shares of the Company’s common stock, an amount per share of Series A Preferred Stock equal to the $1,000 initial purchase price plus, any accrued and unpaid dividends thereon.

The Series A Preferred Stock is redeemable by the Company at any time. The redemption price for the Series A Preferred Stock is equal to the initial purchase price of $1,000 per share plus any accrued and unpaid dividends and, if such redemption occurs on or prior to December 31, 2020, a $100 per share redemption premium.

Holders of the Series A Preferred Stock are not entitled to vote on any matter submitted to the Company’s stockholders for a vote except that the consent of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required for (a) authorization or issuance of any equity security senior to or on parity with the Series A Preferred Stock, (b) reclassification of the Series A Preferred Stock, or (c) certain amendments to the Company’s charter, including the terms of the Series A Preferred Stock, that would materially and adversely affects the right, preference, privilege or voting power of the Series A Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1*	Articles Supplementary

*	Filed herewith.

Exhibit Index

Exhibit Number	Description

3.1*	Articles Supplementary

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: January 8, 2019	By:	/s/ James E. Sinople
James E. Sinople
Chief Financial Officer and Treasurer